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                                                                   EXHIBIT 5.1


                     [LETTERHEAD OF HOGAN & HARTSON L.L.P.]



                                January 20, 1998



Board of Trustees
ElderTrust
415 McFarlan Road, Suite 202
Kennett Square, PA  19348


Gentlemen:

                  We are acting as counsel to ElderTrust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-11, as amended (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to 6,957,500 of the Company's common shares of beneficial interest, par value $.01 per share, all of which shares (the "Shares") are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.   An executed copy of the Registration Statement.

                  2. The Declaration of Trust of the Company, as certified by the Secretary of the State of the State of Maryland on September 23, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4. The proposed form of U.S. Purchase Agreement among the Company and the several Underwriters to be named therein, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and Goldman, Sachs & Co. will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "U.S.
                       Purchase Agreement").

                  5. The proposed form of International Purchase Agreement among the Company and the several Underwriters to be named therein, for whom Merrill Lynch International, BT Alex. Brown International, division of Bankers Trust International PLC and Goldman Sachs International will act as lead managers, filed as
                       Exhibit 1.2 to the Registration Statement (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements").

                  6. Resolutions of the Board of Directors of the Company adopted by unanimous consent on October 8, 1997, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the
                       Shares and arrangements in connection therewith.
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                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of Maryland law. We express no opinion herein as to any other laws, statutes, regulations or ordinances or as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of Maryland.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final action of the Board of Trustees of the Company adopting resolutions approving the price of the Shares, (ii) execution and delivery by the Company of the Purchase Agreements, (iii) effectiveness of the Registration Statement, (iv) issuance of the Shares pursuant to the terms of the Purchase Agreements and (v) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Trustees referred to above, the Shares will be validly issued, fully paid and non-assessable.

                  This opinion letter has been prepared for your use in connection with the filing of the Registration Statement on the date of this opinion letter and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                               Very truly yours,

                                               /s/ Hogan & Hartson L.L.P.
                                               -----------------------------
                                               HOGAN & HARTSON L.L.P.